Exhibit (e)(7)(ii)

AMENDMENT NO. 1

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

EQ ADVISORS TRUST – AXA DISTRIBUTORS, LLC - CLASS IA SHARES

AMENDMENT NO. 1 to the Amended and Restated Distribution Agreement (“Amendment No. 1”), effective as of March 1, 2012 between EQ Advisors Trust, a Delaware statutory trust (the “Trust”) and AXA Distributors, LLC (the “Distributor”).

The Trust and the Distributor agree to modify and amend the Amended and Restated Distribution Agreement, dated as of January 1, 2012, between the Trust and the Distributor (the “Agreement”), relating to the Class IA shares. Unless defined herein to the contrary, terms shall have the meaning given to such terms in the Agreement.

1.	New Portfolio: EQ/Global Bond PLUS Portfolio is hereby added to the Agreement on the terms and conditions contained in the Agreement.

2.	Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust for which the Distributor is authorized to distribute Class IA shares is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS HEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.

EQ ADVISORS TRUST		AXA DISTRIBUTORS, LLC

By:	/s/ Steven M. Joenk	By:	/s/ Nicholas B. Lane
Name:	Steven M. Joenk	Name:	Nicholas B. Lane
Title:	President	Title:	Chairman, President and Chief Executive Officer

SCHEDULE A

AMENDMENT NO. 1

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

CLASS IA SHARES

All Asset Allocation Portfolio	EQ/Franklin Templeton Allocation Portfolio
ATM International Portfolio	EQ/GAMCO Mergers and Acquisitions Portfolio
ATM Large Cap Portfolio	EQ/GAMCO Small Company Value Portfolio
ATM Mid Cap Portfolio	EQ/Global Bond PLUS Portfolio
ATM Small Cap Portfolio	EQ/Global Multi-Sector Equity Portfolio
AXA Balanced Strategy Portfolio	EQ/Intermediate Government Bond Index Portfolio
AXA Conservative Growth Strategy Portfolio	EQ/International Core PLUS Portfolio
AXA Conservative Strategy Portfolio	EQ/International ETF Portfolio
AXA Growth Strategy Portfolio	EQ/International Value PLUS Portfolio
AXA Moderate Growth Strategy Portfolio	EQ/JPMorgan Value Opportunities Portfolio
AXA Tactical Manager 2000 Portfolio	EQ/Large Cap Core PLUS Portfolio
AXA Tactical Manager 400 Portfolio	EQ/Large Cap Growth Index Portfolio
AXA Tactical Manager 500 Portfolio	EQ/Large Cap Growth PLUS Portfolio
AXA Tactical Manager International Portfolio	EQ/Large Cap Value Index Portfolio
AXA Ultra Conservative Strategy Portfolio	EQ/Large Cap Value PLUS Portfolio
EQ/AllianceBernstein Dynamic Wealth	EQ/Lord Abbett Large Cap Core Portfolio
Strategies Portfolio	EQ/MFS International Growth Portfolio
EQ/AllianceBernstein International Portfolio	EQ/Mid Cap Index Portfolio
EQ/AllianceBernstein Short-Term Bond Portfolio	EQ/Mid Cap Value PLUS Portfolio
EQ/AllianceBernstein Short-Term Government Bond Portfolio	EQ/Money Market Portfolio
EQ/AllianceBernstein Small Cap Growth Portfolio	EQ/Montag & Caldwell Growth Portfolio
EQ/AXA Franklin Small Cap Value Core Portfolio	EQ/Morgan Stanley Mid Cap Growth Portfolio
EQ/BlackRock Basic Value Equity Portfolio	EQ/Mutual Large Cap Equity Portfolio
EQ/Boston Advisors Equity Income Portfolio	EQ/Oppenheimer Global Portfolio
EQ/Calvert Socially Responsible Portfolio	EQ/PIMCO Ultra Short Bond Portfolio
EQ/Capital Guardian Research Portfolio	EQ/Quality Bond PLUS Portfolio
EQ/Common Stock Index Portfolio	EQ/Small Company Index Portfolio
EQ/Core Bond Index	EQ/T. Rowe Price Growth Stock Portfolio
EQ/Davis New York Venture Portfolio	EQ/Templeton Global Equity Portfolio
EQ/Equity 500 Index Portfolio	EQ/UBS Growth and Income Portfolio
EQ/Equity Growth PLUS Portfolio	EQ/Van Kampen Comstock Portfolio
EQ/Franklin Core Balanced Portfolio	EQ/Wells Fargo Omega Growth Portfolio